Exhibit 5.1
[Weil, Gotshal & Manges LLP Letterhead]
February 9, 2006
PolyMedica Corporation
11 State Street
Woburn, Massachusetts 01801

Ladies and Gentlemen:
     We have acted as counsel to PolyMedica Corporation, a Massachusetts corporation (“PolyMedica”), in connection with the preparation and filing of PolyMedica’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the issuance of not more than 1,500,000 shares of PolyMedica’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to awards granted and to be granted under the PolyMedica Corporation 2000 Stock Incentive Plan (the “Plan”).
     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and the Plan pursuant to which the 1,500,000 shares of Common Stock will be issued and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of PolyMedica, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of PolyMedica.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be issued by PolyMedica pursuant to the Plan have been duly authorized and, when issued and delivered upon receipt by PolyMedica of consideration constituting lawful consideration under Massachusetts law in accordance with the Plan, will be validly issued, fully paid and nonassessable.

PolyMedica Corporation
February 9, 2006

     The opinion expressed herein is limited to the corporate laws of the Commonwealth of Massachusetts, and we express no opinion as to the effect on the matters covered by this letter on the laws of any other jurisdiction.
     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement.

Very truly yours,
Weil, Gotshal & Manges LLP

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